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FIRST AMENDMENT TO

MULTI-TENANT INDUSTRIAL TRIPLE NET LEASE

THIS FIRST AMENDMENT TO MULTI-TENANT INDUSTRIAL TRIPLE NET

LEASE dated July 10th , 2023 (this “First Amendment”) is entered into by and between ICON OWNER POOL 1 SF NON-BUSINESS PARKS, LLC, a Delaware limited liability company (“Landlord”), and THORNE RESEARCH, INC., a South Carolina corporation (“Tenant”), with reference to the following:

R E C I T A L S

WHEREAS, Landlord and Tenant entered into that certain Multi-Tenant Industrial Triple Net Lease dated October 25, 2019 (the “Lease”), for the lease of certain premises (the “Original Premises”), consisting of approximately 16,896 rentable square feet commonly known as Suite C in the building located at 533 Stone Road, Benicia, California (the “Building”). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease; and

WHEREAS, Landlord and Tenant desire by this First Amendment to amend the Lease in order to, among other things, (a) extend the Term for an additional sixty-two (62) month period;

(b) expand the Premises leased by Tenant under the Lease to include approximately 11,520 rentable square feet commonly known as Suite B located in the Building (the “Additional Premises”); (c) provide for the Rent to be paid by Tenant for the Expanded Premises (as defined below); and (d) further amend, modify and supplement the Lease as set forth herein.

NOW, THEREFORE, in consideration of the Expanded Premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Recitals. The Recitals set forth above are incorporated herein as though set forth in full herein.

2.
Extension of Term. Landlord and Tenant acknowledge that the Term of the Lease expires according to its terms on January 31, 2025. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant agree that the Termination Date of the Lease shall be extended such that the Lease shall terminate on March 31, 2030 (the “New Termination Date”), unless sooner terminated in accordance with the terms of the Lease. The period from February 1, 2025 through the New Termination Date shall be referred to herein as the “Extension Term.” Tenant acknowledges that Tenant has no option or right to extend the Term of the Lease beyond the New Termination Date, except as expressly provided in Section 11 below.

3.
Expansion of the Premises. Commencing on August 1, 2023 (the “Expansion Commencement Date”), the Premises shall be expanded to include the Additional Premises, as shown on the site plan attached hereto as Exhibit A and incorporated herein by this reference, upon

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all of the terms and conditions of the Lease except as otherwise provided herein. Therefore, the Lease is hereby amended such that, from and after the Expansion Commencement Date, (a) all references in the Lease to the “Premises” shall mean and refer to the entirety of the space in the

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Original Premises and the Additional Premises, which is approximately Twenty-Eight Thousand Four Hundred Sixteen (28,416) rentable square feet (the entirety of such space is referred to herein as the “Expanded Premises”). Notwithstanding anything to the contrary contained herein, Landlord shall not be obligated to deliver possession of the Additional Premises to Tenant until Tenant has provided to Landlord the Additional Security Deposit (as defined below) and evidence of liability and property insurance coverage covering the Additional Premises pursuant to Section 11.2 of the Lease.

4.
Base Rent for the Original Premises During the Extension Term. In accordance with the terms of the Lease and in addition to paying all other amounts due under the Lease, including monthly Base Rent for the Additional Premises and Tenant’s Share of Operating Expenses and Real Property Taxes with respect to the Expanded Premises, Tenant shall pay monthly Base Rent for the Original Premises during the Extension Term according to the following schedule:

Period	Monthly Base Rent
February 1, 2025 – January 31, 2026*	$14,361.60
February 1, 2026 – January 31, 2027	$14,936.06
February 1, 2027 – January 31, 2028	$15,533.51
February 1, 2028 – January 31, 2029	$16,154.85
February 1, 2029 – January 31, 2030	$16,801.04
February 1, 2030 – March 31, 2030	$17,473.08

*Subject to abatement of monthly Base Rent for the Original Premises for the two (2) month period commencing on February 1, 2025 and ending on March 31, 2025 pursuant to Section 5 below.

5.
Abatement of Two (2) Months of Base Rent for the Original Premises. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant hereby agree that for the two (2) month period commencing on February 1, 2025 and ending on March 31, 2025, the Base Rent due for the Original Premises (i.e., $14,361.60) shall be fully abated; provided, that (i) at no time is there an Event of Default under the Lease, and (ii) Tenant agrees that notwithstanding the foregoing Base Rent abatement, Tenant shall observe and perform all of the other terms, covenants and provisions set forth in the Lease and this First Amendment, including without limitation, payment of all other monetary obligations required to be paid by Tenant under the Lease, including, but not limited to, payment of monthly Base Rent for the Additional Premise and Tenant’s Share of Operating Expenses and Real Property Taxes for the Expanded Premises, and Landlord can charge its management fee as though Base Rent were not abated.

6.
Base Rent for the Additional Premises During the Remainder of the Initial Term and the Extension Term. In accordance with the terms of the Lease and in addition to paying all other amounts due under the Lease, including monthly Base Rent for the Original Premises and Tenant’s Share of Operating Expenses and Real Property Taxes with respect to the Expanded Premises, Tenant shall pay monthly Base Rent for the Additional Premises during the remainder of the initial Term and the Extension Term according to the following schedule:

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Period	Monthly Base Rent
August 1, 2023 – July 31, 2024*	$9,792.00
August 1, 2024 – July 31, 2025	$10,183.68
August 1, 2025 – July 31, 2026	$10,591.03
August 1, 2026 – July 31, 2027	$11,014.67

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August 1, 2027 – July 31, 2028 $11,455.26

August 1, 2028 – July 31, 2029 $11,913.47

August 1, 2029 – March 31, 2030 $12,390.00

*Subject to abatement of monthly Base Rent for the Additional Premises for the two (2) month period commencing on August 1, 2023 and ending on September 30, 2023 pursuant to Section 7 below.

7.
Abatement of Two (2) Months of Base Rent for the Expanded Premises. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant hereby agree that for the two (2) month period commencing on August 1, 2023 and ending on September 30, 2023, the Base Rent due for the Additional Premises (i.e., $9,792.00) shall be fully abated; provided, that (i) at no time is there an Event of Default under the Lease, and (ii) Tenant agrees that notwithstanding the foregoing Base Rent abatement, Tenant shall observe and perform all of the other terms, covenants and provisions set forth in the Lease and this First Amendment, including without limitation, payment of all other monetary obligations required to be paid by Tenant under the Lease, including, but not limited to, payment of monthly Base Rent for the Additional Premises and Tenant’s Share of Operating Expenses and Real Property Taxes for the Expanded Premises, and Landlord can charge its management fee as though Base Rent were not abated.

8.
Tenant’s Share. Notwithstanding anything contained in the Lease to the contrary, Tenant’s Share with respect to the Expanded Premises shall be 50% of the Building.

9.
Condition of the Premises. Tenant acknowledges that it has been and continues to be in possession of the Original Premises, is familiar with the condition of the Original Premises and accepts the Original Premises in its presently existing, “as is” condition, with all faults and without representation, warranty or improvements by Landlord of any kind whatsoever. Tenant hereby agrees that the Additional Premises shall be taken “as is”, “with all faults”, “without any representations or warranties,” except as expressly provided in this Section. Tenant hereby acknowledges that it has had an opportunity to investigate and inspect the condition of the Additional Premises and the suitability of same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Additional Premises, the Building or the Project or the suitability of same for Tenant’s purposes. Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Additional Premises, the Building or the Project or with respect to the suitability of the Additional Premises, the Building or the Project for the conduct of Tenant’s business and Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Additional Premises and the Building in its decision to enter into this First Amendment and let the Additional Premises in an “as is” condition. Notwithstanding the foregoing, at Landlord’s sole cost and expense using Landlord’s standard industrial materials, Landlord shall perform the following work in the Additional Premises (collectively, the “Landlord Work”): (i) install LED lighting in the Additional Premises; (ii) recarpet all carpeted floors in the office portion, and install new floors in the restroom portion, of the Additional Premises; (iii) install illuminated Exit signs near exist doors of the Additional Premises; (iv) patch all holes in drywall in the Additional Premises; and (v) paint demising wall. Within five (5) days of Tenant’s receipt of Building standard samples for the carpet and flooring, Tenant shall make a selection in writing

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to Landlord. If Tenant fails to timely select such carpet and flooring, Tenant shall have no further right to make such selection and Landlord may choose the carpet and flooring in its sole and absolute

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discretion. Tenant shall provide Landlord and Landlord’s contractor with access to the Premises to perform the Landlord Work. Tenant hereby acknowledges that Landlord will be performing the Landlord Work during the term of the Lease and Landlord’s performance of the Landlord Work shall not be deemed a constructive eviction of Tenant, nor shall Tenant be entitled to any abatement of rent in connection therewith. In addition, Landlord shall provide Tenant with an improvement allowance (the “Allowance”) of up to Seventy-Five Thousand and No/100 Dollars ($75,000.00) for costs incurred by Tenant in installing roof mounted HVAC units, insulation and related improvement for temperature controlling the warehouse portion of the Premises and creating an opening in the structural demising sheer wall if possible as determined by a structural engineer approved by Landlord, provided that such opening does not affect the structural integrity of the Building (collectively, the “Tenant Improvements”). Tenant shall provide to Landlord reasonable written documentation, including, but not limited to, paid invoices incurred in connection with the Tenant Improvements. Tenant will be responsible for paying all costs for the Tenant Improvements in excess of the Allowance. Landlord shall reimburse Tenant up to the amount of the Allowance within thirty (30) days following completion of the Tenant Improvements and upon Landlord’s receipt of paid invoices therefor and unconditional mechanic’s lien waivers for all work evidenced by such paid invoices. In no event shall Landlord be obligated to make disbursements pursuant to this Section in a total amount which exceeds the Allowance and in no event shall Tenant be entitled to any credit for any portion of the Allowance not used by Tenant. If Tenant has not requested payment of any portion of the Allowance by March 1, 2024, then Tenant shall not be entitled to any further payments of, and shall not have any further right to, such portion of the Allowance. Such improvement work shall be subject to all of the applicable terms and provisions of the Lease, including, without limitation, all of the requirements for Alterations set forth in Section 13 of the Lease and Exhibit F attached to the Lease. Except as specifically set forth in this First Amendment, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.

10.
Inspection by a CASp in Accordance with Civil Code §1938. Pursuant to California Civil Code Section 1938, Landlord is required to inform Tenant whether the Original Premises, the Additional Premises and the Building have undergone inspection by a Certified Access Specialist (“CASp”) to determine whether the Original Premises, the Additional Premises and the Building meet all applicable construction-related accessibility standards pursuant to Section 55.53 of the California Civil Code. Landlord informs Tenant that the Original Premises, the Additional Premises and the Building have not been so inspected by a CASp and Tenant acknowledges that the Original Premises, the Additional Premises and the Building have not undergone inspection by a CASp. As required by Section 1938(e) of the California Civil Code, Landlord states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, Landlord and

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Tenant agree that any CASp inspection requested by Tenant shall be conducted at Tenant's sole cost and expense and any repairs within the Original Premises, the Additional Premises or the Project to correct violations of construction-related accessibility standards disclosed by any CASp inspection requested by Tenant

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shall be performed at Tenant’s sole cost and expense.

11.
Option to Renew for the Expanded Premises.

(a)
Provided that Landlord has not given Tenant notice of default more than two times, that there then exists no Event of Default by Tenant under the Lease, nor any event that with the giving of notice and/or the passage of time would constitute an Event of Default, and that Tenant is the sole occupant of the Expanded Premises, Tenant shall have the right and option (the “Extension Option”) to extend the Term of the Lease for one (1) additional period of five (5) years (the “Extension Period”), exercisable by giving Landlord prior written notice, (i) no earlier than 12 months and (ii) no later than 9 months, prior to the New Termination Date, of Tenant’s election to extend the Term; it being agreed that time is of the essence and that this option is personal to Tenant and is non-transferable to any assignee or sublessee (regardless of whether any such assignment or sublease was made with or without Landlord’s consent) or other party.

(b)
Such Extension Period shall be under the same terms and conditions as provided in the Lease except as follows:

(i)
the Extension Period shall begin on the day after the New Termination Date and thereafter the Termination Date shall be deemed to be the last day of the Extension Period;

(ii)
there shall be no further options to extend;

(iii)
the monthly Base Rent for the first year of the Extension Period shall be equal to the fair market rental value of the Premises, with annual fair market escalations (collectively, the “FMR”) as of the date on which the Extension Option shall commence;

(iv)
the Base Rent for each year after the first year of the Extension Period shall be equal to the Base Rent payable during the preceding year, increased by the fair market annual increases determined at the time of the determination of the FMR; and

(v)
For avoidance of doubt, Landlord may update and charge Estimated Expenses as provided for in the Lease.

(c)
In determining the FMR, Landlord shall take into account and make appropriate adjustments to reflect current market terms, conditions and concessions for similar renewal transactions in similar industrial buildings that are then generally available in the market where the Premises are located, including any other renewal transactions (and taking into account whether such terms, conditions and concessions are being made available by Landlord) as of the date Tenant exercises its Extension Option. Within fifteen (15) days after Landlord receives notice of Tenant’s exercise of the Extension Option, Landlord will give notice to Tenant (the “FMR Notice”) of Landlord’s opinion of the FMR and comparing the FMR to the monthly Base Rent payable in the immediately preceding calendar month. If Tenant does not respond to the FMR Notice within 15 days after delivery, Landlord’s opinion of the FMR shall be deemed accepted as the monthly Base Rent due for the first year of the Extension Period. If, during such 15-day period,

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Tenant gives Landlord notice that Tenant contests Landlord’s determination of the FMR (an “Objection Notice”), which notice must contain therein Tenant’s opinion of the FMR, the parties will attempt to arrive at a mutually agreeable FMR. If, within 15 days after Landlord’s receipt of the Objection Notice the parties have not agreed on the FMR, then Tenant’s option to extend the Term of the Lease shall be

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deemed not to have been exercised, and, thereafter, shall be void.

(d)
If Tenant is entitled to and validly exercises the Extension Option, Landlord shall prepare an amendment (the "Extension Amendment") to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Extension Amendment shall be executed by Tenant and returned to Landlord within 30 days after the Extension Amendment is delivered to Tenant by Landlord. Notwithstanding the foregoing, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

12.
Tenant’s Surrender Obligations. Notwithstanding anything to the contrary contained in the Lease, Tenant shall surrender the Premises by the end of the last day of the Term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair as more particularly described in the Move Out Conditions attached as Exhibit B to this First Amendment.

13.
Utilities. Tenant shall obtain utility services for the Premises in Tenant’s own name and timely pay for the costs therefor directly to the respective utility provider, except to the extent Landlord elects to obtain any such utility service in Landlord’s own name and charge to Tenant directly. Landlord can procure utility services for multiple tenants and charge to them based on Landlord’s reasonable estimates of usage or square footage leased. Landlord may elect to install one or more sub-meters for one or more premises (which, if installed at the Premises, shall be at Tenant’s expense) in which event Landlord will bill each tenant whose premises is sub-metered according to that tenant’s actual usage. Upon written request no more often than once a quarter, Tenant shall provide to Landlord reasonable utility consumption data and other related information (or, at Landlord’s option, execute and deliver to Landlord an instrument enabling Landlord to obtain the same from the applicable provider). Tenant shall cooperate with Landlord to conduct ASHRAE energy audits of the Building and Project.

14.
Alterations and Maintenance Work. Any Alterations or Tenant maintenance work shall be completed promptly after the commencement thereof and performed in accordance with Landlord’s reasonable requirements relating to sustainability and energy efficiency.

15.
Renewable Energy. Tenant agrees to cooperate with Landlord in the event that Landlord desires to provide a source of renewable energy to serve the Premises or the Project, such as solar or wind power. Without limiting the foregoing, Tenant shall, upon request, (i) provide Landlord with its actual and estimated future energy consumption needs, (ii) if the Premises is separately metered, enter into a reasonable power purchase agreement with Landlord or the generator of the renewable energy source, provided that Tenant shall not be obligated to pay more than it pays the utility company, (iii) in connection with any such renewable energy source, enter into a reasonable net meter arrangement with the utility company providing service to the Premises, and (iv) permit Landlord and/or the installation company access to the Premises to permit connection of the renewable energy system and net meter to the electrical facilities serving the Premises. Upon installation of any renewable energy system, Tenant shall be obligated to purchase the energy generated by such system, not to exceed Tenant’s actual energy usage.

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16.
Sustainability Contact. Landlord’s sustainability contact for the Project can be reached at sustainability@linklogistics.com.

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17.
Security Deposit. Concurrently with the execution and delivery of this First Amendment by Tenant, Tenant shall pay to Landlord the amount of Twenty Thousand Eight Hundred Thirty and 44/100 Dollars ($20,830.44) (the “Additional Security Deposit”) to increase the Security Deposit being held by Landlord under the Lease. The Lease is hereby amended by replacing all references to the existing amount of the Security Deposit with the amount of Thirty- Five Thousand Eight Hundred Thirty and 44/100 Dollars ($35,830.44), the increased amount of the Security Deposit.

18.
Estoppel. Tenant hereby certifies and acknowledges, that as of the date hereof

(a) Landlord is not in default in any respect under the Lease, (b) Tenant does not have any defenses to its obligations under the Lease, (c) Landlord is holding a Security Deposit in the amount of

$15,000.00 under the Lease, subject to increase as provided in Section 17 above, and (d) there are no offsets against rent payable under the Lease. Tenant acknowledges and agrees that: (i) the representations herein set forth constitute a material consideration to Landlord in entering into this First Amendment; (ii) such representations are being made by Tenant for purposes of inducing Landlord to enter into this First Amendment; and (iii) Landlord is relying on such representations in entering into this First Amendment.

19.
Landlord’s Address for Notices. The address for notices to Landlord under the Lease is hereby amended as follows:

Landlord’s Notice Address: Icon Owner Pool 1 SF Non-Business Parks, LLC

c/o Link Logistics Real Estate Management LLC 90 Park Avenue, 32nd Floor

New York, NY 10016 Attn: General Counsel

and:

Icon Owner Pool 1 SF Non-Business Parks, LLC c/o Link Logistics Real Estate Management LLC 602 W. Office Center Drive, Suite 200

Fort Washington, Pennsylvania 19034 Attention: Lease Administration

Email: leaseadministration@linklogistics.com

20.
Brokers. Tenant hereby represents and warrants to Landlord that Tenant has not entered into any agreement or taken any other action which might result in any obligation on the part of Landlord to pay any brokerage commission, finder’s fee or other compensation with respect to this First Amendment, other than to Cushman & Wakefield, and Tenant agrees to indemnify and hold Landlord harmless from and against any losses, damages, costs or expenses (including without limitation, attorneys’ fees) incurred by Landlord by reason of any breach or inaccuracy of such representation or warranty.

21.
Ratification. Section 2 of Exhibit H attached to the Lease is hereby deleted in its

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entirety and of no further force or effect. Except as otherwise specifically herein amended, the Lease is and shall remain in full force and effect according to the terms thereof. In the event of any conflict

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between the Lease and this First Amendment, this First Amendment shall control.

22.
Attorneys’ Fees. Should either party institute any action or proceeding to enforce or interpret this First Amendment or any provision thereof, for damages by reason of any alleged breach of this First Amendment or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all cost and expenses, including actual attorneys’ and other fees, reasonably incurred in good faith by the prevailing party in connection with such action or proceeding. The term “attorneys’ and other fees” shall mean and include attorneys’ fees, accountants’ fees, and any and all consultants’ and other similar fees incurred in connection with the action or proceeding and preparations therefore. The term “action or proceeding” shall mean and include actions, proceedings, suits, arbitrations, appeals and other similar proceedings.

23.
Submission. Submission of this First Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this First Amendment unless and until this First Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this First Amendment to Landlord shall constitute an irrevocable offer by Tenant of the terms and conditions herein contained, which offer may not be revoked for thirty (30) days after such delivery.

24.
Counterparts; Facsimile, Electronic and Emailed Signatures. This First Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A signed copy of this First Amendment transmitted by facsimile, email, DocuSign or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this First Amendment for all purposes.

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IN WITNESS WHEREOF, this First Amendment has been executed by the parties as of the date first referenced above.

“Landlord”

ICON OWNER POOL 1 SF NON-BUSINESS PARKS,

a Delaware limited liability company

By: Name: Bryan McKrell

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Title:

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Vice President

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“Tenant”

THORNE RESEARCH, INC.,

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a South Carolina corporation

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Jul 1, 2023

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By: Name: Thomas McKenna Title: Chief Operating Officer

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EXHIBIT A

SITE PLAN OF ADDITIONAL PREMISES

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EXHIBIT B

MOVE OUT CONDITIONS

Notwithstanding anything to the contrary in the Lease, Tenant is obligated to check and address prior to move-out of the Premises the following items. The following list is designed to assist Tenant in the move-out procedures but is not intended to be all inclusive.

1.
All lighting is to be placed into good working order, including, without limitation, replacement of bulbs, ballasts and lenses consistent with existing lighting, as needed.

2.
All truck doors, dock levelers and pedestrian doors, are to be serviced and placed in good operating order. This includes the necessary replacement of any dented truck door panels and adjustment of door tension to insure proper operation. All door panels which are replaced are to be painted to match the Building standard.

3.
All columns in the Premises are to be inspected for damage and Tenant shall be responsible for repairs to such structural columns resulting from damage caused by or attributable to Tenant and/or Tenant’s Parties.

4.
HVAC Systems, including without limitation, warehouse heaters, industrial fans, exhaust and ventilation systems, air rotation units, and infrared tube heaters (if applicable), are to be placed in good working order, including the necessary replacement of any parts to return the HVAC System to a well-maintained condition. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition of the HVAC System.

5.
All holes in the sheetrock walls of the Premises are to be repaired/painted prior to move-out, and all striping and markings on floor (including the warehouse floor) are to be removed in their entirety in a manner so as not to detrimentally affect the slab, which such removal methods and/or processes shall be subject to Landlord’s prior approval thereof.

6.
The carpets and tiles are to be in a clean condition and not have any holes or chips in them. Landlord will accept reasonable wear and tear on these items provided they appear to be in a maintained condition.

7.
The Premises is to be returned in a clean condition, including the cleaning of the offices, coffee bar, restroom areas, windows and other portions of the Premises.

8.
The warehouse area of the Premises is to be in broom clean condition, free of debris and cobwebs, with all inventory and racking removed. There are to be no protrusion of anchors or bolts from the warehouse floor. All bolts, anchors or other devices used to attach or affix Tenant’s trade fixtures are to be removed, subject to Landlord’s prior written approval. If machinery/equipment is removed, the electrical lines are to be properly terminated at the nearest junction box.

1

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9.
All exterior windows with cracks or breakage are to be replaced, and all damaged window

2

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mullions are to be repaired or replaced, as necessary.

10.
Tenant shall provide to Landlord the keys and passcodes for all locks on the Premises, including front doors, rear doors, and interior doors.

11.
Except as otherwise agreed to in writing, it is expressly agreed that any and all telephonic, coaxial, ethernet, or other data, computer, word-processing, facsimile, cabling, or electronic wiring installed by Tenant in, on or about the Premises, including all lines above the office ceiling is to be removed in its entirety, at Tenant's sole cost and expense. Tenant shall be responsible for any and all damages to the Premises caused by such removal.

12.
All electrical systems are to be left in a safe condition that conforms to Applicable Laws. Bare wires and dangerous installations are to be corrected prior to move-out.

13.
All plumbing fixtures are to be in good working order, including the water heater. Faucets and toilets are to be leak-free. Any sump pumps in the truck well shall be free of debris and operational.

14.
All dock bumpers must be left in place and well secured.

15.
All Tenant exterior and interior signs shall be removed and at a minimum, the wall surface shall be restored and painted to match the existing color, it being expressly understood that Tenant shall be responsible for any and all damages to the Premises, the Building or the Project caused by such signage removal.

16.
All waste containers placed in or about the Premises or the Project by Tenant (including in the dock areas of the Premises) shall be removed and the areas related thereto returned in a clean and sanitary condition, free of debris.

17.
Any and all roof penetrations shall be resealed in a watertight condition.

3

4867-8975-9850, v. 1

Certificate Of Completion

Envelope Id: D0DC7079A2514FFF9D21A4082DCEC9D0 Status: Completed Subject: Thorne

LLC/LP:

Source Envelope:

Document Pages: 12 Signatures: 1 Envelope Originator:

Certificate Pages: 4 Initials: 0 Evelyn Matousek

AutoNav: Enabled

EnvelopeId Stamping: Enabled

Time Zone: (UTC-08:00) Pacific Time (US & Canada)

222 S. Riverside Plaza Suite 2000

Chicago, IL 60606 ematousek@linklogistics.com IP Address: 64.207.219.71

Record Tracking

Status: Original

7/10/2023 9:03:03 AM

Holder: Evelyn Matousek

ematousek@linklogistics.com

Location: DocuSign

Signer Events Signature Timestamp

Bryan McKrell bmckrell@linklogistics.com Managing Director

Security Level: Email, Account Authentication

(None) Signature Adoption: Pre-selected Style

Using IP Address: 50.213.115.145

Sent: 7/10/2023 9:04:32 AM Viewed: 7/10/2023 9:12:49 AM Signed: 7/10/2023 9:13:05 AM

Electronic Record and Signature Disclosure:

Accepted: 7/10/2023 9:12:49 AM

ID: bd29ff4e-dd1d-4d2a-a4da-7bd229a7b71c

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	7/10/2023 9:04:32 AM
Certified Delivered	Security Checked	7/10/2023 9:12:49 AM
Signing Complete	Security Checked	7/10/2023 9:13:05 AM
Completed	Security Checked	7/10/2023 9:13:05 AM
Payment Events	Status	Timestamps
Electronic Record and Signature Disclosure

Electronic Record and Signature Disclosure created on: 1/25/2018 8:20:06 AM Parties agreed to: Bryan McKrell

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE

From time to time, Gateway Industrial (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through your DocuSign, Inc. (DocuSign) Express user account. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, please confirm your agreement by clicking the 'I agree' button at the bottom of this document.

Getting paper copies

At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. For such copies, as long as you are an authorized user of the DocuSign system you will have the ability to download and print any documents we send to you through your DocuSign user account for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a $0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below.

Withdrawing your consent

If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below.

Consequences of changing your mind

If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. To indicate to us that you are changing your mind, you must withdraw your consent using the DocuSign 'Withdraw Consent' form on the signing page of your DocuSign account. This will indicate to us that you have withdrawn your consent to receive required notices and disclosures electronically from us and you will no longer be able to use your DocuSign Express user account to receive required notices and consents electronically from us or to sign electronically documents from us.

All notices and disclosures will be sent to you electronically

Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through your DocuSign user account all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us.

How to contact Gateway Industrial:

You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows:

To contact us by email send messages to: lgagliano@gatewayindprop.com

To advise Gateway Industrial of your new e-mail address

To let us know of a change in your e-mail address where we should send notices and disclosures electronically to you, you must send an email message to us at lgagliano@gatewayindprop.com and in the body of such request you must state: your previous e-mail address, your new e-mail address. We do not require any other information from you to change your email address..

In addition, you must notify DocuSign, Inc to arrange for your new email address to be reflected in your DocuSign account by following the process for changing e-mail in DocuSign.

To request paper copies from Gateway Industrial

To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an e-mail to lgagliano@gatewayindprop.com and in the body of such request you must state your e-mail address, full name, US Postal address, and telephone number. We will bill you for any fees at that time, if any.

To withdraw your consent with Gateway Industrial

To inform us that you no longer want to receive future notices and disclosures in electronic format you may:

i.
decline to sign a document from within your DocuSign account, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may;
ii.
send us an e-mail to lgagliano@gatewayindprop.com and in the body of such request you must state your e-mail, full name, IS Postal Address, telephone number, and account number. We do not need any other information from you to withdraw consent.. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process..

Required hardware and software

Operating Systems:	Windows2000? or WindowsXP?
Browsers (for SENDERS):	Internet Explorer 6.0? or above
Browsers (for SIGNERS):	Internet Explorer 6.0?, Mozilla FireFox 1.0, NetScape 7.2 (or above)
Email:	Access to a valid email account
Screen Resolution:	800 x 600 minimum
Enabled Security Settings:	• Allow per session cookies • Users accessing the internet behind a Proxy Server must enable HTTP 1.1 settings via proxy connection

** These minimum requirements are subject to change. If these requirements change, we will provide you with an email message at the email address we have on file for you at that time providing you with the revised hardware and software requirements, at which time you will have the right to withdraw your consent.

Acknowledging your access and consent to receive materials electronically

To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please verify that you were able to read this electronic disclosure and that you also were able to print on paper or electronically save this page for your future reference and access or that you were able to

e-mail this disclosure and consent to an address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format on the terms and conditions described above, please let us know by clicking the 'I agree' button below.

By checking the 'I Agree' box, I confirm that:

•
I can access and read this Electronic CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORD AND SIGNATURE DISCLOSURES document; and

•
I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and

•
Until or unless I notify Gateway Industrial as described above, I consent to receive from exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to me by Gateway Industrial during the course of my relationship with you.